EXHIBIT INDEX

99.1 Company Press Release May 18, 2000, titled "Stewart & Stevenson to Complete Driveline Upgrade at Fort Bragg Ahead of Schedule."

Exhibit 99.1

                                                                       ]
NEWS FROM:                                              STEWART & STEVENSON
                                                        TACTICAL VEHICLE SYSTEMS
                                                        P.O. BOX 330
                                                        SEALY, TX 77474

FOR IMMEDIATE RELEASE

STEWART & STEVENSON TO COMPLETE DRIVELINE UPGRADE AT FORT BRAGG AHEAD OF
SCHEDULE

     SEALY, Texas, May 18, 2000 - STEWART & STEVENSON SERVICES, INC. (NASDAQ:SSSS), a leading manufacturer, distributor, and provider of service for industrial and energy related equipment, and a manufacturer of medium tactical vehicles for the U.S. Army, announced that Stewart & Stevenson Tactical Vehicles Systems Division (TVSD) plans to complete the driveline upgrade of 2,629 Family of Medium Tactical Vehicles (FMTV) fielded at Fort Bragg, NC, well ahead of schedule, marking a successful end to the overall upgrade program.

     "We are scheduled to complete the driveline upgrade work at Fort Bragg by the end of May," said Richard M. Wiater, TVSD Vice President and General Manager. "The original schedule was August. Our vendors have been able to supply us the necessary parts for us to complete the program at an earlier date."

     "We appreciate the interest that Congressman Robin Hayes (R-NC), who represents the district in which Fort Bragg is located, and other members of Congress, expressed in having a prompt completion of the FMTV upgrades. We are glad that we were able to accelerate the schedule," Wiater said.

     Completion of the Fort Bragg effort will denote an early finish of the entire upgrade program that is improving the performance of the initial production model FMTV. The program was slated to run through the year 2000. This driveline upgrade eliminates the vibration-induced stress to u-joints and driveshafts experienced by the A0 model FMTV at speeds above 45 mph for long distances on paved highways. The vehicles are being upgraded through the replacement of the flywheel housing, drive shaft, yokes and seals.

     The driveline upgrade has been completed at Fort Myer, VA; Fort Carson, CO; Fort Stewart, GA; Fort Jackson, SC; Fort Huachuca, AZ; Fort Leonard Wood, MO; Fort Benning, GA; Fort Lewis, WA; Fort Hood, TX; Fort Campbell, KY; Fort Grodon, GA, and Fort Drum, NY and the Aberdeen Test Center, MD; along with installations in Korea and Hawaii. A major undertaking was the completion of 3,309 A0's in January, 2000, at the company's manufacturing plant in Sealy, Texas.

     Production is now underway on the latest model FMTV. Army Acquisition Executive Paul J. Hoeper gave Stewart & Stevenson the production go-ahead in early September 1999 to manufacture the A1, an enhanced version of the FMTV, after prototypes successfully completed 100,000 miles of extensive testing at the U.S. Army's Aberdeen Test Center. The A1 FMTV incorporates the driveline upgrade as well as other improvements.

     "The new A1 models incorporate the latest in truck technology - improving on what had already proven to be a durable and reliable vehicle," Wiater explained. "Many of the enhancements are the result of the field experience of the FMTV and a number of changes requested by soldiers to make their job easier. The changes are designed to provide higher quality vehicles."

This press release includes forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Stewart & Stevenson believes that its expectations, as expressed in these statements, are based on reasonable assumptions regarding the risks and uncertainties inherent in achieving those expectations. These statements are not, however, guarantees of future performance and actual results may differ materially. The most important factors that may cause actual results to differ from expectations are the risk of cancellation, adjustment or termination of the FMTV procurement program; unilateral changes directed by the
U. S. Army in the scope or timing of the retrofit program; the availability of vehicles for retrofit at the times and in the places they are required; the availability of parts and trained service technicians to perform the retrofit at the times and in the places they are required; and the outcome of pending and future proceedings relating to the costs of the retrofit effort. Other risk factors are listed in Stewart & Stevenson Services, Inc. annual report to the Securities and Exchange Commission on Form 10-K for the year ended January 31, 1999.

Contact:  Paul Justice
          Director of Public Relations
          Tactical Vehicle Systems Division
Phone:    713-867-1774
Fax:      713-867-1518
Email:    p.justice@ssss.com
          HTTP://www.ssss.com or www.fmtvtruck.com